    As filed with the Securities and Exchange Commission on November 10, 1998
                                                   Registration No. 333-_____
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                -----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              ---------------------

                               MULTIGRAPHICS, INC.
             (Exact name of registrant as specified in its charter)

                DELAWARE                                 34-0054940
    (State or other jurisdiction of         (I.R.S. Employer Identification No.)
     incorporation or organization)

          431 LAKEVIEW COURT                                60056
       MOUNT PROSPECT, ILLINOIS                           (Zip Code)
(Address of principal executive offices)


                               MULTIGRAPHICS, INC.
                     1998 STOCK INCENTIVE PLAN FOR DIRECTORS
                            (Full title of the plan)

           STEVEN R. ANDREWS                               Copy to:
VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY           JIM L. KAPUT
           MULTIGRAPHICS, INC.                        SIDLEY & AUSTIN
           431 LAKEVIEW COURT                     ONE FIRST NATIONAL PLAZA
      MOUNT PROSPECT, ILLINOIS 60056              CHICAGO, ILLINOIS 60603
             (847) 375-1820                           (312) 853-7000
   (Name, address, and telephone number,
 including area code, of agent for service)

                          ----------------------------

                         CALCULATION OF REGISTRATION FEE

===============================================================================
                                       Proposed    Proposed
                         Amount        maximum      maximum
     Title of            to be        offering     aggregate      Amount of
 Securities to be    registered(1)    price per    offering    registration fee
    registered                         share(2)    price(2)

-------------------------------------------------------------------------------

Common Stock,
$.025 par value     140,000 shares      $4.31      $603,400        $168

===============================================================================

(1) This registration statement also covers an additional and indeterminate number of shares as may become issuable because of the provisions of the Plan relating to adjustments for changes resulting from stock dividends, stock splits and similar changes.

(2) Estimated solely for the purpose of calculating the registration fee and, pursuant to Rule 457(h) under the Securities Act of 1933, based upon the average of the high and low sale prices of the Common Stock of the Registrant on The American Stock Exchange on November 4, 1998.

===============================================================================

                                     PART II
                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents heretofore filed with the Securities and Exchange Commission (the "Commission") by Multigraphics, Inc. (the "Company") are incorporated herein by reference:

        (a) The Company's Annual Report on Form 10-K for the year ended July 31, 1998 filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act");

        (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since July 31, 1998; and

        (c) The description of the Common Stock, par value $.025, of the Company which is contained in a registration statement filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

        All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Reference is made to Section 145 ("Section 145") of the General Corporation Law of the State of Delaware (the "Delaware GCL"), which provides for indemnification of directors and officers in certain circumstances.

        In accordance with Section 102(b)(7) of the Delaware GCL, the Company's Second Restated Certificate of Incorporation ("Certificate of Incorporation") provides that no directors of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except for (i) any breach of the director's duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) an unlawful payment of dividends under Section 174 of the Delaware GCL or (iv) transactions from which the director derives an improper personal benefit.

        The Certificate of Incorporation provides for indemnification of directors to the fullest extent permitted by the Delaware GCL, as amended from time to time. Under the Company's By-Laws, the Company may maintain insurance on behalf of any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the Delaware GCL.

        Pursuant to Section 145 and the Company's By-Laws, the Company maintains directors' and officers' liability insurance coverage.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8. EXHIBITS.


EXHIBIT
  NO.                                  DESCRIPTION
------                                 -----------
4.1               Second Restated Certificate of Incorporation of the Company

4.2 Certificate of Amendment to the Second Restated Certificate of Incorporation of the Company

4.3               By-laws of the Company

5                 Opinion of Sidley & Austin

23.1              Consent of Arthur Andersen LLP

23.2              Consent of Sidley & Austin  (contained in Exhibit 5)

24                Powers of Attorney (included on signature page)

99.1              Multigraphics, Inc. 1998 Stock Incentive Plan for Directors

99.2              Form of Multigraphics, Inc. Stock Option Agreement for
                  Non-Employee Directors


ITEM 9. UNDERTAKINGS.

        (a)   The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remained unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Mount Prospect, State of Illinois, on this 10th day of November, 1998.


                                     Multigraphics, Inc.
                                     (Registrant)

                                     By:  /s/ Thomas D. Rooney
                                          -------------------------------------
                                          Thomas D. Rooney
                                          President and Chief Executive Officer

                        POWER OF ATTORNEY AND SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on November 10, 1998. Each person whose signature appears below hereby appoints Thomas D. Rooney or Steven R. Andrews, and each of them individually, his true and lawful attorney-in-fact, with power to act with or without the other and with full power of substitution and resubstitution, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        SIGNATURE              TITLE(S)                    DATE


/s/ Jeff M. Moore              Chairman of the Board       November 10, 1998
--------------------------     and Director
Jeff M. Moore


/s/ Thomas D. Rooney           President, Chief Executive  November 10, 1998
--------------------------     Officer and Director
Thomas D. Rooney


/s/ Gregory T. Knipp           Chief Financial Officer
--------------------------     (principal accounting &
Gregory T. Knipp               financial officer)          November 10, 1998


                               Director                    ________ __, 1998
--------------------------
Robert E. Anderson III


/s/ Jeffrey D. Benjamin        Director                    November 10, 1998
--------------------------
Jeffrey D. Benjamin


/s/ Robert N. Dangremond       Director                    November 10, 1998
--------------------------
Robert N. Dangremond

                                 EXHIBIT INDEX
                                 -------------

EXHIBIT
NUMBER                      DESCRIPTION OF EXHIBIT
------                      ----------------------
4.1*              Second Restated Certificate of Incorporation of the Company

4.2* Certificate of Amendment to the Second Restated Certificate of Incorporation of the Company

4.3*              By-laws of the Company

5*                Opinion of Sidley & Austin

23.1*             Consent of Arthur Andersen LLP

23.2*             Consent of Sidley & Austin  (contained in Exhibit 5)

24*               Powers of Attorney (included on signature page)

99.1*             Multigraphics, Inc. 1998 Stock Incentive Plan for Directors

99.2*             Form of Multigraphics, Inc. Stock Option Agreement for
                  Non-Employee Directors

------------------------
*Filed herewith